Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	July 21, 2021

MEDIA CONTACT:	Maya Dillon
(212) 415-0557

M&T BANK CORPORATION ANNOUNCES SECOND QUARTER RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended June 30, 2021.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) were $3.41 in the second quarter of 2021, up from $1.74 in the year-earlier quarter and $3.33 in the first quarter of 2021. GAAP-basis net income was $458 million in the recent quarter, $241 million in the second quarter of 2020 and $447 million in the initial 2021 quarter. GAAP-basis net income for the second 2021 quarter expressed as an annualized rate of return on average assets and average common shareholders' equity was 1.22% and 11.55%, respectively, compared with .71% and 6.13%, respectively, in the corresponding 2020 period and 1.22% and 11.57%, respectively, in the first quarter of 2021. Included in noninterest expenses in the recent quarter were merger-related expenses associated with M&T’s proposed acquisition of People’s United Financial, Inc. of $4 million ($3 million after tax-effect, or $.02 of diluted earnings per common share), compared with $10 million ($8 million after tax-effect, or $.06 of diluted earnings per common share) in the first quarter of 2021.

Commenting on M&T’s results for the second quarter of 2021, Darren J. King, Executive Vice President and Chief Financial Officer, noted, “Reflecting signs of economic recovery, we were encouraged by the increased customer activity experienced during the recent quarter, particularly associated with debit and credit cards.  M&T’s trust businesses continued their strong performance, with revenues up seven percent from last year’s second quarter.  The year-over-year expense growth largely resulted from increased costs for incentives and other investments that had been curtailed in 2020 due to the pandemic.  M&T’s balance sheet remains solid, highlighted by an allowance for credit losses to loans ratio of 1.62% and a Common Equity Tier 1 Capital Ratio of 10.7%, up from 10.4% at March 31, 2021.”

Earnings Highlights

				Change 2Q21 vs.
($ in millions, except per share data)	2Q21	2Q20	1Q21	2Q20	1Q21

Net income	$458	$241	$447	90%	2%
Net income available to common shareholders ̶ diluted	$439	$223	$428	97%	2%
Diluted earnings per common share	$3.41	$1.74	$3.33	96%	2%
Annualized return on average assets	1.22%	.71%	1.22%
Annualized return on average common equity	11.55%	6.13%	11.57%

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For the first six-months of 2021, diluted earnings per common share rose 83% to $6.73 from $3.67 in the year-earlier period.  GAAP-basis net income for the first half of 2021 increased to $905 million from $510 million in the corresponding 2020 period.  Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income in the six-month period ended June 30, 2021 was 1.22% and 11.56%, respectively, improved from .80% and 6.56%, respectively, in the similar 2020 period.

Supplemental Reporting of Non-GAAP Results of Operations.  M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.  The amounts of such “nonoperating” expenses are presented in the tables that accompany this release.  Although “net operating income” as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share increased to $3.45 in the second quarter of 2021 from $1.76 and $3.41 in the year-earlier quarter and the first quarter of 2021, respectively.  Net operating income totaled $463 million in 2021’s second quarter, $244 million in the second quarter of 2020 and $457 million in the initial 2021 quarter.  Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income in the recent quarter was 1.27% and 16.68%, respectively, .74% and 9.04%, respectively, in the corresponding 2020 quarter and 1.29% and 17.05%, respectively, in the first quarter of 2021.

Diluted net operating earnings per common share in the first six months of 2021 rose to $6.84 from $3.71 in the similar 2020 period.  Net operating income during the first half of 2021 was $920 million, up from $516 million in the six-month period ended June 30, 2020.  Net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was 1.28% and 16.86%, respectively, in the initial six months of 2021, compared with .84% and 9.71% respectively, in the similar 2020 period.

Taxable-equivalent Net Interest Income. Net interest income expressed on a taxable-equivalent basis totaled $946 million in the recent quarter, compared with $961 million in the second quarter of 2020 and $985 million in the initial 2021 quarter.  The decrease in the recent quarter as compared with the earlier quarters was due to a narrowing of the net interest margin to 2.77% in the second quarter of 2021 from 3.13% in the year-earlier quarter and 2.97% in the first quarter of 2021.  The decreased net interest margin resulted from lower interest rates earned on loans and higher amounts of low-yielding balances at the Federal Reserve Bank of New York.  Interest income from Paycheck Protection Program (“PPP”) loans, including recognition of fees associated with

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repaid loans, was $51 million in the recent quarter, $29 million in the year-earlier quarter and $70 million in the first quarter of 2021.

Taxable-equivalent Net Interest Income

				Change 2Q21 vs.
($ in millions)	2Q21	2Q20	1Q21	2Q20	1Q21

Average earning assets	$136,951	$123,492	$134,355	11%	2%
Net interest income ̶ taxable-equivalent	$946	$961	$985	-2%	-4%
Net interest margin	2.77%	3.13%	2.97%

Provision for Credit Losses/Asset Quality.  Recaptures of the provision for credit losses of $15 million and $25 million were recorded in the second and first quarters of 2021, respectively.  The provision for credit losses was $325 million in the second quarter of 2020.  The provision in each quarter adjusts the allowance for credit losses to reflect expected losses that are based on economic forecasts as of each quarter-end date. Net loan charge-offs were $46 million during the recent quarter, down from $71 million in the second quarter of 2020 and $75 million in the first quarter of 2021. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .19% and .29% in the second quarters of 2021 and 2020, respectively, and .31% in the first quarter of 2021.

Nonaccrual loans totaled $2.24 billion or 2.31% of total loans outstanding at June 30, 2021, compared with $1.96 billion or 1.97% of total loans at March 31, 2021 and $1.16 billion or 1.18% at June 30, 2020.  The increase in nonaccrual loans from June 30, 2020 to the two most recent quarter-ends reflects the continuing impact of the pandemic on borrowers’ ability to make contractual payments on their loans, most notably loans in the hospitality sector.  Assets taken in foreclosure of defaulted loans were $28 million at June 30, 2021, $67 million a year earlier and $30 million at March 31, 2021.

Allowance for Credit Losses.  M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance for credit losses totaled $1.58 billion or 1.62% of loans outstanding at June 30, 2021, compared with $1.64 billion or 1.68% at June 30, 2020 and $1.64 billion or 1.65% at March 31, 2021. The allowance at June 30, 2021, June 30, 2020, and March 31, 2021 represented 1.69%, 1.79%, and 1.75%, respectively, of total loans on those dates, excluding outstanding balances of PPP loans.

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Asset Quality Metrics
				Change 2Q21 vs.
($ in millions)	2Q21	2Q20	1Q21	2Q20	1Q21

At end of quarter
Nonaccrual loans	$2,242	$1,157	$1,957	94%	15%
Real estate and other foreclosed assets	$28	$67	$30	-58%	-6%
Total nonperforming assets	$2,270	$1,224	$1,987	86%	14%
Accruing loans past due 90 days or more (1)	$1,077	$536	$1,085	101%	-1%
Nonaccrual loans as % of loans outstanding	2.31%	1.18%	1.97%

Allowance for credit losses	$1,575	$1,638	$1,636	-4%	-4%
Allowance for credit losses as % of loans outstanding	1.62%	1.68%	1.65%

For the period
Provision for credit losses	$(15)	$325	$(25)	—	—
Net charge-offs	$46	$71	$75	-35%	-39%
Net charge-offs as % of average loans (annualized)	.19%	.29%	.31%

(1)	Predominantly government-guaranteed residential real estate loans.

Noninterest Income and Expense.  Noninterest income increased to $514 million in the second quarter of 2021 from $487 million in the year-earlier quarter and $506 million in the first quarter of 2021. The higher level of the recent quarter’s noninterest income when compared with the earlier quarters resulted largely from higher service charges on deposit accounts, merchant discount and credit card fees, and trust income.

Noninterest Income

				Change 2Q21 vs.
($ in millions)	2Q21	2Q20	1Q21	2Q20	1Q21

Mortgage banking revenues	$133	$145	$139	-8%	-4%
Service charges on deposit accounts	99	78	93	27%	6%
Trust income	163	152	156	7%	4%
Brokerage services income	10	10	13	-2%	-22%
Trading account and foreign exchange gains	7	8	6	-22%	3%
Gain (loss) on bank investment securities	(11)	7	(12)	—	—
Other revenues from operations	113	87	111	29%	2%
Total	$514	$487	$506	5%	2%

Noninterest expense totaled $865 million in the second quarter of 2021, compared with $807 million in the corresponding quarter of 2020 and $919 million in the first quarter of 2021.  Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets and merger-related expenses, noninterest operating expenses were $859 million in the recent quarter, $803 million in the second quarter of 2020 and $907 million in 2021’s initial quarter. Factors contributing to the increase in noninterest operating expenses in the recent quarter as compared with the year-earlier quarter were higher costs for salaries and employee benefits, outside data processing and software, and professional services. As compared with the first quarter of 2021, the lower level of noninterest expenses in the recent quarter was predominantly attributable to a decline in expenses for salaries and employee benefits, reflecting seasonally higher stock-based compensation and employee benefits expenses during the initial 2021 quarter.  Reflecting the impact of lower

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interest rates on expected prepayments of serviced residential mortgage loans, M&T recorded an $8 million increase in the valuation allowance for capitalized residential mortgage servicing rights in the recent quarter, compared with a decrease in that valuation allowance of $9 million in the initial 2021 quarter.

Noninterest Expense

				Change 2Q21 vs.
($ in millions)	2Q21	2Q20	1Q21	2Q20	1Q21

Salaries and employee benefits	$479	$459	$541	4%	-11%
Equipment and net occupancy	81	77	82	5%	-2%
Outside data processing and software	74	61	66	21%	13%
FDIC assessments	18	14	14	26%	26%
Advertising and marketing	13	10	15	36%	-9%
Printing, postage and supplies	11	11	9	-1%	19%
Amortization of core deposit and other intangible assets	3	4	3	-30%	—
Other costs of operations	186	171	189	9%	-2%
Total	$865	$807	$919	7%	-6%

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues.  M&T's efficiency ratio was 58.4% in the second quarter of 2021, 55.7% in the year-earlier quarter and 60.3% in the first quarter of 2021.

Balance Sheet.  M&T had total assets of $150.6 billion at June 30, 2021, compared with $139.5 billion and $150.5 billion at June 30, 2020 and March 31, 2021, respectively. Loans and leases, net of unearned discount, were $97.1 billion at June 30, 2021, compared with $97.8 billion at June 30, 2020 and $99.3 billion at March 31, 2021. The lower level of loans and leases at the recent quarter-end as compared with June 30, 2020 reflects a $3.8 billion decline in commercial loans, largely offset by growth in consumer loans and residential real estate loans of $1.7 billion and $1.1 billion, respectively.  The lower commercial loan balances reflect declines in PPP and dealer floor plan loans.  The rise in consumer loans resulted from higher balances of recreational finance and automobile loans, while the increase in residential real estate loans was attributable to purchased government-guaranteed loans.  The decline in total loans and leases at the recent quarter-end as compared with the first quarter of 2021 resulted largely from lower commercial loans of $2.4 billion and residential real estate loans of $645 million, partially offset by a rise in consumer loans of $728 million. The decrease in commercial loans reflects lower balances of PPP loans. Those loans totaled $4.3 billion at June 30, 2021, compared with $6.5 billion at June 30, 2020 and $6.2 billion at March 31, 2021. The consumer loans increase reflects higher balances of recreational finance and automobile loans.  Total deposits were $128.3 billion at the recent quarter-end, compared with $115.0 billion at June 30, 2020 and $128.5 billion at March 31, 2021. The increased levels of deposits at the two most recent quarter-ends as compared with June 30, 2020

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reflect higher levels of liquidity being maintained by many commercial and consumer customers.  During the recent quarter, M&T stopped accepting deposits for its Cayman Islands office.

Total shareholders' equity was $16.7 billion, or 11.10% of total assets at June 30, 2021, $15.9 billion, or 11.43% at June 30, 2020 and $16.4 billion, or 10.93% at March 31, 2021. Common shareholders' equity was $15.5 billion, or $120.22 per share, at June 30, 2021, compared with $14.7 billion, or $114.54 per share, a year-earlier and $15.2 billion, or $118.12 per share, at March 31, 2021. Tangible equity per common share was $84.47 at June 30, 2021, $78.62 at June 30, 2020 and $82.35 at March 31, 2021. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances.  M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 10.7% at June 30, 2021, up from 10.4% three months earlier.

Conference Call.  Investors will have an opportunity to listen to M&T's conference call to discuss second quarter financial results today at 11:00 a.m. Eastern Time.  Those wishing to participate in the call may dial

(877) 780-2276.  International participants, using any applicable international calling codes, may dial

(973) 582-2700.  Callers should reference M&T Bank Corporation or the conference ID #1338608.  The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Wednesday, July 28, 2021 by calling (800) 585-8367, or (404) 537-3406 for international participants, and by making reference to the ID #1338608.  The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

About M&T.  M&T is a financial holding company headquartered in Buffalo, New York.  M&T's principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia.  Trust-related services are provided by M&T's Wilmington Trust-affiliated companies and by M&T Bank.

Who We Are.  We are a bank for communities – bringing the capabilities of a large bank with the care of a locally focused institution. Our purpose is to make a difference in people’s lives serving all our stakeholders. The keys to our approach are characterized by responsible lending based on the advantages of local knowledge and scale, and our long history of being prudent stewards of our shareholders’ capital. For more on our approach as a bank for communities, we committed to communicating our efforts transparently, in our inaugural ESG Report launched this quarter.

We have once again received an "Outstanding" Community Reinvestment Act (CRA) rating from the Federal Reserve Bank of New York – a streak of earning the regulatory agency’s highest rating for meeting the credit needs of the bank’s communities that dates to 1982. While these acknowledgements might not be the biggest markers of corporate financial success, they are some of the most important to us, because it recognizes our

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work to improve the quality of lives in all of our communities and for all of our stakeholders.  This, we believe, is the hallmark of building a healthier company.

Forward-Looking Statements.  This news release and related conference call may contain forward-looking statements that are based on current expectations, estimates and projections about M&T's business, management's beliefs and assumptions made by management.  Any statement that does not describe historical or current facts is a forward-looking statement.

Statements regarding the potential effects of the Coronavirus Disease 2019 ("COVID-19") pandemic on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, clients, third parties and M&T.

Also as described further below, statements regarding M&T’s expectations or predictions regarding the proposed transaction between M&T and People’s United Financial, Inc. (“People’s United”) are forward-looking statements, including statements regarding the expected timing, completion and effects of the proposed transaction as well as M&T’s and People’s United’s expected financial results, prospects, targets, goals and outlook.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors") which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include risks, predictions and uncertainties relating to the impact of the COVID-19 pandemic; the impact of the People’s United transaction, as described further below; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation or regulations affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation or regulation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as

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may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

In addition, Future Factors related to the proposed transaction between M&T and People’s United, include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between M&T and People’s United; the outcome of any legal proceedings that may be instituted against M&T or People’s United; the possibility that the proposed transaction will not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of either or both parties to the combination; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where M&T and People’s United do business; certain restrictions during the pendency of the merger that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; M&T’s and People’s United’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; and other factors that may affect future results of M&T and People’s United; the business, economic and political conditions in the markets in which the parties operate; the risk that the proposed combination and its announcement could have an adverse effect on either or both parties’ ability to retain customers and retain or hire key personnel and maintain relationships with customers; the risk that the proposed combination may be more difficult or time-consuming than anticipated, including in areas such as sales force, cost containment, asset realization, systems integration and other key strategies; revenues following the proposed combination may be lower than expected, including for possible reasons such as unexpected costs, charges or expenses resulting from the transactions; the unforeseen risks

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relating to liabilities of M&T or People’s United that may exist; and uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on People’s United, M&T and the proposed combination.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements.  In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

M&T provides further detail regarding these risks and uncertainties in its 2020 Form 10-K, including in the Risk Factors section of such report, as well as in certain other SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements.

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Financial Highlights

	Three months ended			Six months ended
	June 30			June 30
Amounts in thousands, except per share	2021	2020	Change	2021	2020	Change
Performance
Net income	$458,069	241,054	90%	$905,318	509,876	78%
Net income available to common shareholders	438,759	223,099	97%	866,852	473,795	83%
Per common share:
Basic earnings	$3.41	1.74	96%	$6.74	3.67	84%
Diluted earnings	3.41	1.74	96%	6.73	3.67	83%
Cash dividends	$1.10	1.10	—	$2.20	2.20	—
Common shares outstanding:
Average - diluted (1)	128,842	128,333	—	128,756	129,044	—
Period end (2)	128,686	128,294	—	128,686	128,294	—
Return on (annualized):
Average total assets	1.22%	.71%		1.22%	.80%
Average common shareholders' equity	11.55%	6.13%		11.56%	6.56%
Taxable-equivalent net interest income	$946,072	961,371	-2%	$1,931,200	1,943,239	-1%
Yield on average earning assets	2.85%	3.38%		2.97%	3.75%
Cost of interest-bearing liabilities	.14%	.40%		.17%	.60%
Net interest spread	2.71%	2.98%		2.80%	3.15%
Contribution of interest-free funds	.06%	.15%		.07%	.22%
Net interest margin	2.77%	3.13%		2.87%	3.37%
Net charge-offs to average total net loans (annualized)	.19%	.29%		.25%	.26%
Net operating results (3)
Net operating income	$462,959	243,958	90%	$920,331	515,663	78%
Diluted net operating earnings per common share	3.45	1.76	96%	6.84	3.71	84%
Return on (annualized):
Average tangible assets	1.27%	.74%		1.28%	.84%
Average tangible common equity	16.68%	9.04%		16.86%	9.71%
Efficiency ratio	58.4%	55.7%		59.4%	57.4%

	At June 30
Loan quality	2021	2020	Change
Nonaccrual loans	$2,242,057	1,156,650	94%
Real estate and other foreclosed assets	27,902	66,763	-58%
Total nonperforming assets	$2,269,959	1,223,413	86%
Accruing loans past due 90 days or more (4)	$1,077,227	535,755	101%
Government guaranteed loans included in totals above:
Nonaccrual loans	$49,796	51,165	-3%
Accruing loans past due 90 days or more	1,029,331	454,269	127%
Renegotiated loans	$236,377	234,768	1%
Nonaccrual loans to total net loans	2.31%	1.18%
Allowance for credit losses to total loans	1.62%	1.68%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.

(4)	Predominantly residential real estate loans.

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Financial Highlights, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Amounts in thousands, except per share	2021	2021	2020	2020	2020
Performance
Net income	$458,069	447,249	471,140	372,136	241,054
Net income available to common shareholders	438,759	428,093	451,869	353,400	223,099
Per common share:
Basic earnings	$3.41	3.33	3.52	2.75	1.74
Diluted earnings	3.41	3.33	3.52	2.75	1.74
Cash dividends	$1.10	1.10	1.10	1.10	1.10
Common shares outstanding:
Average - diluted (1)	128,842	128,669	128,379	128,355	128,333
Period end (2)	128,686	128,658	128,333	128,303	128,294
Return on (annualized):
Average total assets	1.22%	1.22%	1.30%	1.06%	.71%
Average common shareholders' equity	11.55%	11.57%	12.07%	9.53%	6.13%
Taxable-equivalent net interest income	$946,072	985,128	993,252	947,114	961,371
Yield on average earning assets	2.85%	3.08%	3.15%	3.13%	3.38%
Cost of interest-bearing liabilities	.14%	.18%	.25%	.30%	.40%
Net interest spread	2.71%	2.90%	2.90%	2.83%	2.98%
Contribution of interest-free funds	.06%	.07%	.10%	.12%	.15%
Net interest margin	2.77%	2.97%	3.00%	2.95%	3.13%
Net charge-offs to average total net loans (annualized)	.19%	.31%	.39%	.12%	.29%
Net operating results (3)
Net operating income	$462,959	457,372	473,453	375,029	243,958
Diluted net operating earnings per common share	3.45	3.41	3.54	2.77	1.76
Return on (annualized):
Average tangible assets	1.27%	1.29%	1.35%	1.10%	.74%
Average tangible common equity	16.68%	17.05%	17.53%	13.94%	9.04%
Efficiency ratio	58.4%	60.3%	54.6%	56.2%	55.7%

	June 30,	March 31,	December 31,	September 30,	June 30,
Loan quality	2021	2021	2020	2020	2020
Nonaccrual loans	$2,242,057	1,957,106	1,893,299	1,239,972	1,156,650
Real estate and other foreclosed assets	27,902	29,797	34,668	49,872	66,763
Total nonperforming assets	$2,269,959	1,986,903	1,927,967	1,289,844	1,223,413
Accruing loans past due 90 days or more (4)	$1,077,227	1,084,553	859,208	527,258	535,755
Government guaranteed loans included in totals above:
Nonaccrual loans	$49,796	51,668	48,820	45,975	51,165
Accruing loans past due 90 days or more	1,029,331	1,044,599	798,121	505,446	454,269
Renegotiated loans	$236,377	242,121	238,994	242,581	234,768
Nonaccrual loans to total net loans	2.31%	1.97%	1.92%	1.26%	1.18%
Allowance for credit losses to total loans	1.62%	1.65%	1.76%	1.79%	1.68%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.

(4)	Predominantly residential real estate loans.

12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended			Six months ended
	June 30			June 30
Dollars in thousands	2021	2020	Change	2021	2020	Change
Interest income	$970,358	1,032,242	-6%	$1,987,320	2,152,661	-8%
Interest expense	28,018	75,105	-63	63,585	218,719	-71
Net interest income	942,340	957,137	-2	1,923,735	1,933,942	-1
Provision for credit losses	(15,000)	325,000	—	(40,000)	575,000	—
Net interest income after provision for credit losses	957,340	632,137	51	1,963,735	1,358,942	45
Other income
Mortgage banking revenues	133,313	145,024	-8	272,067	272,933	—
Service charges on deposit accounts	98,518	77,455	27	191,295	183,616	4
Trust income	162,991	151,882	7	319,013	300,633	6
Brokerage services income	10,265	10,463	-2	23,378	23,592	-1
Trading account and foreign exchange gains	6,502	8,290	-22	12,786	29,306	-56
Gain (loss) on bank investment securities	(10,655)	6,969	—	(22,937)	(13,813)	—
Other revenues from operations	112,699	87,190	29	223,629	220,366	1
Total other income	513,633	487,273	5	1,019,231	1,016,633	—
Other expense
Salaries and employee benefits	479,134	458,842	4	1,020,212	995,685	2
Equipment and net occupancy	80,848	77,089	5	163,319	156,729	4
Outside data processing and software	74,492	61,376	21	140,243	125,786	11
FDIC assessments	17,876	14,207	26	32,064	26,478	21
Advertising and marketing	13,364	9,842	36	27,992	32,217	-13
Printing, postage and supplies	11,133	11,260	-1	20,450	22,112	-8
Amortization of core deposit and other intangible assets	2,737	3,913	-30	5,475	7,826	-30
Other costs of operations	185,761	170,513	9	375,034	346,625	8
Total other expense	865,345	807,042	7	1,784,789	1,713,458	4
Income before income taxes	605,628	312,368	94	1,198,177	662,117	81
Applicable income taxes	147,559	71,314	107	292,859	152,241	92
Net income	$458,069	241,054	90%	$905,318	509,876	78%

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Dollars in thousands	2021	2021	2020	2020	2020
Interest income	$970,358	1,016,962	1,038,890	1,001,161	1,032,242
Interest expense	28,018	35,567	49,610	58,066	75,105
Net interest income	942,340	981,395	989,280	943,095	957,137
Provision for credit losses	(15,000)	(25,000)	75,000	150,000	325,000
Net interest income after provision for credit losses	957,340	1,006,395	914,280	793,095	632,137
Other income
Mortgage banking revenues	133,313	138,754	140,441	153,267	145,024
Service charges on deposit accounts	98,518	92,777	95,817	91,355	77,455
Trust income	162,991	156,022	151,314	149,937	151,882
Brokerage services income	10,265	13,113	12,234	11,602	10,463
Trading account and foreign exchange gains	6,502	6,284	7,204	4,026	8,290
Gain (loss) on bank investment securities	(10,655)	(12,282)	1,619	2,773	6,969
Other revenues from operations	112,699	110,930	142,621	107,601	87,190
Total other income	513,633	505,598	551,250	520,561	487,273
Other expense
Salaries and employee benefits	479,134	541,078	476,110	478,897	458,842
Equipment and net occupancy	80,848	82,471	84,228	81,080	77,089
Outside data processing and software	74,492	65,751	68,034	64,660	61,376
FDIC assessments	17,876	14,188	15,204	12,121	14,207
Advertising and marketing	13,364	14,628	17,832	11,855	9,842
Printing, postage and supplies	11,133	9,317	8,335	9,422	11,260
Amortization of core deposit and other intangible assets	2,737	2,738	3,129	3,914	3,913
Other costs of operations	185,761	189,273	172,136	164,825	170,513
Total other expense	865,345	919,444	845,008	826,774	807,042
Income before income taxes	605,628	592,549	620,522	486,882	312,368
Applicable income taxes	147,559	145,300	149,382	114,746	71,314
Net income	$458,069	447,249	471,140	372,136	241,054

14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	June 30
Dollars in thousands	2021	2020	Change
ASSETS
Cash and due from banks	$1,410,468	1,354,815	4%
Interest-bearing deposits at banks	33,864,824	20,888,341	62
Trading account	712,558	1,293,534	-45
Investment securities	6,143,177	8,454,344	-27
Loans and leases:
Commercial, financial, etc.	25,409,291	29,203,862	-13
Real estate - commercial	37,558,775	37,159,451	1
Real estate - consumer	16,704,951	15,611,462	7
Consumer	17,440,415	15,782,773	11
Total loans and leases, net of unearned discount	97,113,432	97,757,548	-1
Less: allowance for credit losses	1,575,128	1,638,236	-4
Net loans and leases	95,538,304	96,119,312	-1
Goodwill	4,593,112	4,593,112	—
Core deposit and other intangible assets	8,690	21,208	-59
Other assets	8,351,574	6,812,303	23
Total assets	$150,622,707	139,536,969	8%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$55,621,230	45,397,843	23%
Interest-bearing deposits	72,647,542	68,701,832	6
Deposits at Cayman Islands office	—	868,284	-100
Total deposits	128,268,772	114,967,959	12
Short-term borrowings	91,235	52,298	74
Accrued interest and other liabilities	2,042,948	2,250,316	-9
Long-term borrowings	3,499,448	6,321,291	-45
Total liabilities	133,902,403	123,591,864	8
Shareholders' equity:
Preferred	1,250,000	1,250,000	—
Common	15,470,304	14,695,105	5
Total shareholders' equity	16,720,304	15,945,105	5
Total liabilities and shareholders' equity	$150,622,707	139,536,969	8%

15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	June 30,	March 31,	December 31,	September 30,	June 30,
Dollars in thousands	2021	2021	2020	2020	2020
ASSETS
Cash and due from banks	$1,410,468	1,258,989	1,552,743	1,489,232	1,354,815
Interest-bearing deposits at banks	33,864,824	31,407,227	23,663,810	20,197,937	20,888,341
Federal funds sold	—	1,000	—	—	—
Trading account	712,558	687,359	1,068,581	1,215,573	1,293,534
Investment securities	6,143,177	6,610,667	7,045,697	7,723,004	8,454,344
Loans and leases:
Commercial, financial, etc.	25,409,291	27,811,190	27,574,564	27,891,648	29,203,862
Real estate - commercial	37,558,775	37,425,974	37,637,889	37,582,084	37,159,451
Real estate - consumer	16,704,951	17,349,683	16,752,993	16,663,708	15,611,462
Consumer	17,440,415	16,712,233	16,570,421	16,309,608	15,782,773
Total loans and leases, net of unearned discount	97,113,432	99,299,080	98,535,867	98,447,048	97,757,548
Less: allowance for credit losses	1,575,128	1,636,206	1,736,387	1,758,505	1,638,236
Net loans and leases	95,538,304	97,662,874	96,799,480	96,688,543	96,119,312
Goodwill	4,593,112	4,593,112	4,593,112	4,593,112	4,593,112
Core deposit and other intangible assets	8,690	11,427	14,165	17,294	21,208
Other assets	8,351,574	8,248,405	7,863,517	6,702,048	6,812,303
Total assets	$150,622,707	150,481,060	142,601,105	138,626,743	139,536,969

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$55,621,230	53,641,419	47,572,884	44,201,670	45,397,843
Interest-bearing deposits	72,647,542	74,193,255	71,580,750	70,061,680	68,701,832
Deposits at Cayman Islands office	—	641,691	652,104	899,989	868,284
Total deposits	128,268,772	128,476,365	119,805,738	115,163,339	114,967,959
Short-term borrowings	91,235	58,957	59,482	46,123	52,298
Accrued interest and other liabilities	2,042,948	2,000,727	2,166,409	1,857,383	2,250,316
Long-term borrowings	3,499,448	3,498,503	4,382,193	5,458,885	6,321,291
Total liabilities	133,902,403	134,034,552	126,413,822	122,525,730	123,591,864
Shareholders' equity:
Preferred	1,250,000	1,250,000	1,250,000	1,250,000	1,250,000
Common	15,470,304	15,196,508	14,937,283	14,851,013	14,695,105
Total shareholders' equity	16,720,304	16,446,508	16,187,283	16,101,013	15,945,105
Total liabilities and shareholders' equity	$150,622,707	150,481,060	142,601,105	138,626,743	139,536,969

16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Six months ended
	June 30,		June 30,		March 31,		June 30, 2021 from		June 30,				Change
Dollars in millions	2021		2020		2021		June 30,	March 31,	2021		2020		in
	Balance	Rate	Balance	Rate	Balance	Rate	2020	2021	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$32,081	.11%	16,454	.10%	27,666	.10%	95%	16%	$29,886	.11%	11,292	.41%	165%
Federal funds sold and agreements to resell securities	—	.48	692	.11	678	.12	-100	-100	337	.12	958	.90	—
Trading account	49	1.76	49	2.04	50	1.44	1	—	49	1.60	56	2.38	-12
Investment securities	6,211	2.23	8,500	2.24	6,605	2.28	-27	-6	6,407	2.25	8,801	2.23	-27
Loans and leases, net of unearned discount
Commercial, financial, etc.	27,055	3.26	29,733	3.10	27,723	3.53	-9	-2	27,387	3.39	27,011	3.55	1
Real estate - commercial	37,419	3.92	36,947	4.42	37,609	4.16	1	-1	37,513	4.04	36,491	4.62	3
Real estate - consumer	17,022	3.54	15,599	4.00	17,404	3.54	9	-2	17,212	3.54	15,765	4.02	9
Consumer	17,114	4.44	15,518	4.85	16,620	4.64	10	3	16,869	4.53	15,484	5.07	9
Total loans and leases, net	98,610	3.79	97,797	4.05	99,356	3.99	1	-1	98,981	3.89	94,751	4.32	4
Total earning assets	136,951	2.85	123,492	3.38	134,355	3.08	11	2	135,660	2.97	115,858	3.75	17
Goodwill	4,593		4,593		4,593		—	—	4,593		4,593		—
Core deposit and other intangible assets	10		23		13		-57	-21	11		25		-55
Other assets	9,087		8,338		9,196		9	-1	9,142		8,037		14
Total assets	$150,641		136,446		148,157		10%	2%	$149,406		128,513		16%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$71,561	.05	62,927	.17	70,458	.07	14%	2%	$71,013	.06	59,646	.35	19%
Time deposits	3,358	.61	5,354	1.49	3,732	.76	-37	-10	3,544	.69	5,513	1.52	-36
Deposits at Cayman Islands office	50	.12	1,017	.06	683	.11	-95	-93	365	.11	1,344	.54	-73
Total interest-bearing deposits	74,969	.07	69,298	.27	74,873	.10	8	—	74,922	.09	66,503	.45	13
Short-term borrowings	61	.01	63	.01	62	.01	-3	-1	61	.01	60	.08	2
Long-term borrowings	3,429	1.74	6,189	1.86	3,851	1.78	-45	-11	3,639	1.76	6,215	2.23	-41
Total interest-bearing liabilities	78,459	.14	75,550	.40	78,786	.18	4	—	78,622	.17	72,778	.60	8
Noninterest-bearing deposits	53,444		42,497		50,860		26	5	52,159		37,477		39
Other liabilities	2,167		2,446		2,184		-11	-1	2,175		2,422		-10
Total liabilities	134,070		120,493		131,830		11	2	132,956		112,677		18
Shareholders' equity	16,571		15,953		16,327		4	1	16,450		15,836		4
Total liabilities and shareholders' equity	$150,641		136,446		148,157		10%	2%	$149,406		128,513		16%

Net interest spread		2.71		2.98		2.90				2.80		3.15
Contribution of interest-free funds		.06		.15		.07				.07		.22
Net interest margin		2.77%		3.13%		2.97%				2.87%		3.37%

17-17-17-17-17

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Six months ended
	June 30		June 30
	2021	2020	2021	2020
Income statement data
In thousands, except per share
Net income
Net income	$458,069	241,054	905,318	509,876
Amortization of core deposit and other intangible assets (1)	2,023	2,904	4,057	5,787
Merger-related expenses (1)	2,867	—	10,956	—
Net operating income	$462,959	243,958	920,331	515,663

Earnings per common share
Diluted earnings per common share	$3.41	1.74	6.73	3.67
Amortization of core deposit and other intangible assets (1)	.02	.02	.03	.04
Merger-related expenses (1)	.02	—	.08	—
Diluted net operating earnings per common share	$3.45	1.76	6.84	3.71

Other expense
Other expense	$865,345	807,042	1,784,789	1,713,458
Amortization of core deposit and other intangible assets	(2,737)	(3,913)	(5,475)	(7,826)
Merger-related expenses	(3,893)	—	(13,844)	—
Noninterest operating expense	$858,715	803,129	1,765,470	1,705,632
Merger-related expenses
Salaries and employee benefits	$4	—	4	—
Outside data processing and software	244	—	244	—
Advertising and marketing	24	—	24	—
Printing, postage and supplies	2,049	—	2,049	—
Other costs of operations	1,572	—	11,523	—
Other expense	$3,893	—	13,844	—
Efficiency ratio
Noninterest operating expense (numerator)	$858,715	803,129	1,765,470	1,705,632
Taxable-equivalent net interest income	$946,072	961,371	1,931,200	1,943,239
Other income	513,633	487,273	1,019,231	1,016,633
Less: Gain (loss) on bank investment securities	(10,655)	6,969	(22,937)	(13,813)
Denominator	$1,470,360	1,441,675	2,973,368	2,973,685
Efficiency ratio	58.4%	55.7%	59.4%	57.4%
Balance sheet data
In millions
Average assets
Average assets	$150,641	136,446	149,406	128,513
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(10)	(23)	(11)	(25)
Deferred taxes	3	6	3	7
Average tangible assets	$146,041	131,836	144,805	123,902
Average common equity
Average total equity	$16,571	15,953	16,450	15,836
Preferred stock	(1,250)	(1,250)	(1,250)	(1,250)
Average common equity	15,321	14,703	15,200	14,586
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(10)	(23)	(11)	(25)
Deferred taxes	3	6	3	7
Average tangible common equity	$10,721	10,093	10,599	9,975
At end of quarter
Total assets
Total assets	$150,623	139,537
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(9)	(21)
Deferred taxes	2	5
Total tangible assets	$146,023	134,928
Total common equity
Total equity	$16,720	15,945
Preferred stock	(1,250)	(1,250)
Common equity	15,470	14,695
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(9)	(21)
Deferred taxes	2	5
Total tangible common equity	$10,870	10,086

(1)	After any related tax effect.

18-18-18-18-18

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Income statement data
In thousands, except per share
Net income
Net income	$458,069	447,249	471,140	372,136	241,054
Amortization of core deposit and other intangible assets (1)	2,023	2,034	2,313	2,893	2,904
Merger-related expenses (1)	2,867	8,089	—	—	—
Net operating income	$462,959	457,372	473,453	375,029	243,958

Earnings per common share
Diluted earnings per common share	$3.41	3.33	3.52	2.75	1.74
Amortization of core deposit and other intangible assets (1)	.02	.02	.02	.02	.02
Merger-related expenses (1)	.02	.06	—	—	—
Diluted net operating earnings per common share	$3.45	3.41	3.54	2.77	1.76

Other expense
Other expense	$865,345	919,444	845,008	826,774	807,042
Amortization of core deposit and other intangible assets	(2,737)	(2,738)	(3,129)	(3,914)	(3,913)
Merger-related expenses	(3,893)	(9,951)	—	—	—
Noninterest operating expense	$858,715	906,755	841,879	822,860	803,129
Merger-related expenses
Salaries and employee benefits	$4	—	—	—	—
Outside data processing and software	244	—	—	—	—
Advertising and marketing	24	—	—	—	—
Printing, postage and supplies	2,049	—	—	—	—
Other costs of operations	1,572	9,951	—	—	—
Other expense	$3,893	9,951	—	—	—
Efficiency ratio
Noninterest operating expense (numerator)	$858,715	906,755	841,879	822,860	803,129
Taxable-equivalent net interest income	$946,072	985,128	993,252	947,114	961,371
Other income	513,633	505,598	551,250	520,561	487,273
Less: Gain (loss) on bank investment securities	(10,655)	(12,282)	1,619	2,773	6,969
Denominator	$1,470,360	1,503,008	1,542,883	1,464,902	1,441,675
Efficiency ratio	58.4%	60.3%	54.6%	56.2%	55.7%
Balance sheet data
In millions
Average assets
Average assets	$150,641	148,157	144,563	140,181	136,446
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(10)	(13)	(16)	(19)	(23)
Deferred taxes	3	3	4	5	6
Average tangible assets	$146,041	143,554	139,958	135,574	131,836
Average common equity
Average total equity	$16,571	16,327	16,213	16,073	15,953
Preferred stock	(1,250)	(1,250)	(1,250)	(1,250)	(1,250)
Average common equity	15,321	15,077	14,963	14,823	14,703
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(10)	(13)	(16)	(19)	(23)
Deferred taxes	3	3	4	5	6
Average tangible common equity	$10,721	10,474	10,358	10,216	10,093
At end of quarter
Total assets
Total assets	$150,623	150,481	142,601	138,627	139,537
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(9)	(12)	(14)	(17)	(21)
Deferred taxes	2	3	4	4	5
Total tangible assets	$146,023	145,879	137,998	134,021	134,928
Total common equity
Total equity	$16,720	16,447	16,187	16,101	15,945
Preferred stock	(1,250)	(1,250)	(1,250)	(1,250)	(1,250)
Common equity	15,470	15,197	14,937	14,851	14,695
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(9)	(12)	(14)	(17)	(21)
Deferred taxes	2	3	4	4	5
Total tangible common equity	$10,870	10,595	10,334	10,245	10,086

(1)	After any related tax effect.